                                                                    Exhibit 23.6

                        CONSENT OF INDEPENDENT AUDITORS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 22, 1999 included in ATMI, Inc.'s Form 8K/A dated November 29, 1999 and all references to our Firm included in this registration statement. We also consent to the application of our reports to the schedule included in that 8K/A labeled. Valuation and Qualifying Accounts as of the dates and period covered by our reports.


Rath, Anders, Dr. Wanner & Partner
Munich, January 11, 2000


              /s/ Kabisch                     /s/ Metzler
              Dipl.-Kfm. Kabisch              Dipl.-Kfm. Metzler
              Vereidigter Buchprufer          Wirtschaftsprufer